Exhibit 99.1

Nuvve Provides Second Quarter 2026
Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, August 14, 2026 /PRNewswire/— Nuvve Holding Corp. (“Nuvve”, “we”, the “Company”) (OTCQB Market: NVVE), a green energy technology company that provides a globally-available, commercial vehicle-to-grid (V2G) technology platform that enables electric vehicle (EV) and stationary batteries to store and resell unused energy back to the local electric grid and provides other grid services, today provided a second quarter 2026 update.
 Second Quarter Highlights and Recent Developments

•We raised $2.5 million in gross proceeds through private placement and issuance of preferred stock and exercise of warrants during the second quarter of 2026 to support our operations and growth initiatives
•Total revenues were $1.23 million for the second quarter of 2026 compared to $0.33 million for the second quarter of 2025
•Gross profit margins were 2.6% for the second quarter of 2026 compared to 60.6% for the second quarter 2025
•Cash operating losses were $7.3 million in the second quarter 2026 compared to $14.7 million the second quarter 2025
•We had $0.5 million in cash and cash equivalents as of June 30, 2026 compared to $5.5 million at December 31, 2025
Management Discussion

Gregory Poilasne, Chief Executive Officer of Nuvve, said,“We are pleased with our sales growth in the second quarter after a soft ending in the first quarter. We saw strong year-over-year growth in our CPO business and strengthening of our stationery battery pipeline in Europe, Japan and New Mexico.”

2026 Second Quarter Financial Review

Total revenue was $1.23 million for the three months ended June 30, 2026, compared to $0.33 million for the three months ended June 30, 2025, an increase of $0.89 million, or 268.4%. The increase was primarily attributable to $0.77 million increase in products revenue due to higher customers sales orders and shipments, and a $0.18 million increase in grants, partially offset by a $0.06 million decrease in service revenue. Products and services revenue for the three months ended June 30, 2026, consisted of DC Chargers and AC Chargers of $0.92 million, grid services revenue of $0.01 million, and engineering services of $0.12 million.
Cost of products and services revenue was $1.19 million for the three months ended June 30, 2026, compared to $0.13 million for the three months ended June 30, 2025, an increase of $1.06 million, or 811.7%. The increase was primarily due to higher costs of products revenue driven primarily by higher replacement warranty costs of certain discontinued DC Chargers, and the write-down of certain costs related to the Troy project.
Products margin decreased by 50.0% to 16.1% for the three months ended June 30, 2026, compared to 66.1% in the same prior year period driven by higher replacement warranty costs of certain discontinued DC Chargers in the current quarter.
Services margin decreased by 289.2% to negative 232.6% for the three months ended June 30, 2026, compared to 56.6% in the same prior year period due to write-down of certain costs related to the Troy project as the customer has elected to delay the installation of the AC Charges.
Products and services margin decreased by 75.1% to negative 14.5% for the three months ended June 30, 2026, compared to 60.6% in the same prior year period. Margin was negatively impacted by higher mix of hardware charging stations, a higher replacement warranty costs of certain DC Chargers, the write-down of certain costs related to the Troy project, and a lower mix of engineering services in the second quarter of 2026 compared with the second quarter of 2025.
Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, legal, finance, and professional expenses. Selling, general and administrative expenses were $6.5 million for the three months ended June 30, 2026, compared to $13.9 million for the three months ended June 30, 2025, a decrease of $7.4 million, or 52.9%.
The decrease during the three months ended June 30, 2026 was primarily attributable to the absence of the fair value of warrants expenses issued for cryptocurrency strategy consulting services of $8.2 million in prior year same quarter, absence of bad debt expenses of $1.0 million related to management fees earned in the Fresno EV infrastructure project in prior year same quarter, decrease in travel and marketing/promotions related expenses of $0.3 million, and decrease in information technology related expenses of $0.1 million, partially offset by increase in legal fees in public company costs related to internal operational reviews/investigation of $1.0 million, increase in office related expenses of $0.4 million, increase in general legal fees expenses of $0.3 million, increase in other public company related costs of $0.3 million, increase in compensation expenses of $0.1 million, including share-based compensation, and increase in professional fees of $0.1 million.
Research and development expenses were $0.9 million for the three months ended June 30, 2026, compared to $1.1 million for the three months ended June 30, 2025, a decrease of $0.2 million, or 14.4%. The decrease during the three months ended June 30, 2026 was primarily attributable to decreases in compensation expenses and subcontractor expenses used to advance our platform functionality and integration with more vehicles and stationary batteries.
Other income, net was $0.15 million in other income for the three months ended June 30, 2026, compared to $1.23 million of other income for the three months ended June 30, 2025, a decrease of $1.08 million. The decrease during the three months ended June 30, 2026 was primarily attributable to the change in fair values of the convertible notes and warrants liability, and increase in sublease income related to the subleasing of part of our main office space, partially offset by increase in interest expense on debt obligations.
Net loss was $7.3 million for the three months ended June 30, 2026, compared to $13.6 million for the three months ended June 30, 2025, a decrease of $6.3 million, or 46.2%. The decrease in net loss was primarily due to an increase of $0.9 million in revenue, a decrease in total operating expenses of $6.5 million and a decrease in other income of $1.1 million.
Net Income (Loss) Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest for the three months ended June 30, 2026 was $0.33 million, compared to $0.19 million net loss attributable to non-controlling interest for the three months ended June 30, 2025.

Net loss is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in the entities.
Megawatts Under Management

Megawatts under management refers to the potential available charging capacity Nuvve is currently managing around the world.

Megawatts under management in the second quarter increased 5.7% over the fourth quarter of 2025, to 29.9 megawatts from 28.3 megawatts, and an increase of 4.3 or 16.8% compared to the second quarter of 2024. Stationary batteries we managed in California were decommissioned as they reached the end of their useful life. Our customer intends to replace these batteries in the future, and we are working with this customer to propose our battery aggregation services once their new batteries are installed. In Japan we elected to not continue the management of stationary batteries connected to our platform in partnership with Toyota Tsusho that we had managed for several years, given that expected future revenue generation was limited under our existing agreement. Instead we have focused our efforts in driving new business development efforts in Japan, with a focus on battery aggregation services for commercial and governmental customers throughout the country.

Conference Call Details
The Company will hold a conference call to review its financial results for the second quarter of 2026, along with other Company developments, at 5:00 PM Eastern Time (2:00 PM PT) today, Thursday, August 14, 2026.

To participate in the call, please register for and listen via a live webcast, available in the ‘Events' section of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.

Nuvve Holding Corp. (Nasdaq: NVVE) is a global leader in the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the European Union. Any other trademarks or trade names mentioned are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, expected timing of recently announced projects, anticipated growth of various business areas and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.
Nuvve Investor Contact
investorrelations@nuvve.com
+1 (619) 483-3448

Nuvve Press Contacts
press@nuvve.com
+1 (619) 483-3448

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash	$500,877	$5,467,250
Restricted cash	320,000	320,000
Accounts receivable, net	712,863	1,094,651
Inventories	572,048	800,819
Prepaid expenses	1,011,345	883,301
Deferred costs - current	1,754,254	709,286
Due from related party	—	574,503
Other current assets	1,001,187	1,184,704
Total current assets	5,872,574	11,034,514
Property and equipment, net	885,348	618,444
Intangible assets, net	991,018	1,065,705
Goodwill	96,000	96,000
Investment in leases	96,258	98,321
Right-of-use operating lease assets	3,515,576	3,779,757
Deferred costs - noncurrent	594,558	594,558
Security deposit, long-term	122,966	105,782
Total assets	$12,174,298	$17,393,081

Liabilities and Equity
Current liabilities
Accounts payable	$4,385,907	$3,406,969
Due to customers	145,000	—
Accrued expenses	4,951,702	1,842,722
Deferred revenue - current	1,587,959	1,022,453
Debt - term loan	1,455,809	—
Due to related party - promissory notes - current	611,645	1,113,564
Convertible notes - current	18,284	616,179
Operating lease liabilities - current	1,021,085	860,130
Dividend payable	121,746	—
Other liabilities	—	2,340
Customer deposits	455,408	918,631
Total current liabilities	14,754,545	9,782,988
Operating lease liabilities - noncurrent	3,261,294	3,558,659
Due to related party - promissory notes - noncurrent	—	—
Convertible notes - noncurrent	—	—
Deferred revenue - noncurrent	1,082,519	874,779
Warrants/investment rights liability	205,105	474,023
Other long-term liabilities	134,188	172,089
Total liabilities	19,437,651	14,862,538

Commitments and Contingencies
Mezzanine equity
Series A Convertible preferred stock,$0.0001 par value, 35,000 shares authorized, 349 issued and 15 outstanding at June 30, 2026, and 333 shares issued and outstanding at December 31, 2025; aggregate liquidation preference of $276,076 and $6,000,000 at June 30, 2026 and December 31, 2025, respectively	242,589	4,958,840
Stockholders’ equity
Preferred Class A units, zero par value, 4,900,000 shares authorized; 4,900,000 units issued and outstanding at June 30, 2026, and 4,900,000 units issued and outstanding at December 31, 2025.	166,698	166,698
J-Kiss units,zero par value,100,000,000 shares authorized; 10,201 units issued and outstanding at June 30, 2026, and 10,090 units issued and outstanding at December 31, 2025.	1,225,039	615,960
Class B units, zero par value, 2,500,000 units authorized; 300,000 units issued and outstanding at June 30, 2026, and 300,000 units issued and outstanding at December 31, 2025.	300,000	300,000
Series A Convertible preferred stock, $0.0001 par value, 35,000 shares authorized; 134 shares issued and 109 outstanding at June 30, 2026, and zero shares issued and zero outstanding at December 31, 2025; aggregate liquidation preference of $2,008,425 and zero at June 30, 2026 and December 31, 2025, respectively	1,734,808	—
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.0001 par value, 400,000,000 shares authorized; 531,250 shares issued and 531,248 outstanding at June 30, 2026 and 114,993 shares issued and 114,991 outstanding at December 31, 2025, respectively	12,507	11,758
Treasury stock, at cost, 2 shares outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	199,993,541	193,616,119
Accumulated other comprehensive income	(18,590)	38,041
Accumulated deficit	(209,404,434)	(196,421,627)
Nuvve Holding Corp. stockholders’ deficit	(5,990,431)	(1,673,051)
Non-controlling interests	(1,515,511)	(755,246)
Total stockholders’ deficit	(7,505,942)	(2,428,297)
Total mezzanine equity	242,589	4,958,840
Total Liabilities, stockholders' deficit and mezzanine equity	$12,174,298	$17,393,081

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Products	$915,599	$141,905	$1,356,430	$707,456
Services	128,337	191,084	834,698	458,388
Grants	182,790	—	428,718	79,610
Total revenue	1,226,726	332,989	2,619,846	1,245,454
Operating expenses
Cost of products	768,109	48,124	1,350,000	541,339
Cost of services	426,813	82,941	586,890	150,970
Selling, general, and administrative	6,544,546	13,905,986	11,433,877	18,960,049
Research and development	935,378	1,093,163	2,541,396	1,976,935
Total operating expenses	8,674,846	15,130,214	15,912,163	21,629,293

Operating loss	(7,448,120)	(14,797,225)	(13,292,317)	(20,383,839)
Other income (expense)
Interest expense, net	(152,633)	(707,017)	(265,141)	(1,242,834)
Change in fair value of convertible notes	—	1,142,710	—	51,704
Change in fair value of warrants/investment rights liability	142,140	565,800	357,681	441,182
Other, net	156,435	227,270	293,916	686,724
Total other income (expense), net	145,942	1,228,763	386,456	(63,224)
Loss before taxes	(7,302,178)	(13,568,462)	(12,905,861)	(20,447,063)
Income tax expense	—	—	—	—
Net loss	$(7,302,178)	$(13,568,462)	$(12,905,861)	$(20,447,063)
Less: Net loss attributable to non-controlling interests	(327,329)	(189,662)	(760,265)	(195,260)
Net loss attributable to Nuvve Holding Corp.	$(6,974,849)	$(13,378,800)	$(12,145,596)	$(20,251,803)
Less: Preferred dividends	97,105	—	176,371	—
Less: Accretion of issuance discount on preferred stock	76,633	—	660,839	—
Net loss attributable to Nuvve Holding Corp. common stockholders	$(7,148,587)	$(13,378,800)	$(12,982,806)	$(20,251,803)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(14.45)	$(1,525.62)	$(37.22)	$(3,579.73)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	494,606	8,769	348,857	5,657

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(7,302,178)	$(13,568,462)	$(12,905,861)	$(20,447,063)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	$(22,917)	$7,151	$(56,631)	$7,387
Total comprehensive loss	$(7,325,095)	$(13,561,311)	$(12,962,492)	$(20,439,676)
Less: Comprehensive loss attributable to non-controlling interests	$(327,329)	$(189,662)	$(760,265)	$(195,260)
Comprehensive loss attributable to Nuvve Holding Corp.	$(6,997,766)	$(13,371,649)	$(12,202,227)	$(20,244,416)
Less: Preferred dividends	$97,105	$—	$176,371	$—
Less: Accretion of issuance discount on preferred stock	76,633	—	660,839	—
Comprehensive loss attributable to Nuvve Holding Corp. common stockholders	$(7,171,504)	$(13,371,649)	$(13,039,437)	$(20,244,416)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net loss	$(12,905,861)	$(20,447,063)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	266,203	160,425
Stock-based compensation	2,122	568,681
Loss on disposal of asset	20,957	—
Amortization of discount on debt and promissory notes	97,913	61,326
Change in fair value of warrants/investment rights liability	(357,681)	(441,182)
Change in fair value of convertible notes	—	(51,704)
Fair value of warrants issued for cryptocurrency strategy consulting services	—	8,194,000
Provision for credit losses	—	990,105
Noncash lease expense	264,828	250,448
Change in operating assets and liabilities
Accounts receivable	381,788	749,923
Inventory	228,771	347,541
Prepaid expenses and other assets	(1,006,676)	10,868
Accounts payable	978,938	(480,643)
Advance deposit from customer	(463,223)	—
Due to customer	145,000	800,000
Accrued expenses and other liabilities	2,180,072	1,771,572
Deferred revenue	775,309	241,423
Net cash used in operating activities	(9,391,540)	(7,274,280)
Investing activities
Acquisition	—	(340,200)
Purchase of property and equipment	(295,479)	(54,173)
Net cash used in investing activities	(295,479)	(394,373)
Financing activities
Proceeds from exercise of warrants	773,409	2,075,345
Proceeds from debt and promissory notes obligations	1,365,000	8,759,426
Repayment of debt and promissory notes obligations	(575,811)	(2,482,212)
Proceeds from common stock offering, including pre-funded warrants, net of issuance costs	—	564,847
Payment of finance lease obligations	(647)	(7,591)
Proceeds from issuance of Class B units	—	100,000
Proceeds from convertible series A preferred, net of offering costs	2,031,744	—
Proceeds from issuance of J-Kiss units	1,183,582	—
Net cash provided in financing activities	4,777,277	9,009,815
Effect of exchange rate on cash	(56,631)	54,747
Net increase (decrease) in cash and restricted cash	(4,966,373)	1,395,909
Cash and restricted cash at beginning of year	5,787,250	691,497
Cash and restricted cash at end of period	$820,877	$2,087,406

Supplemental Disclosure of cash information:
Cash paid for interest	$56,309	$502,133

Supplemental Disclosure of Noncash Investing and Financing Activities:
Conversion of preferred stock, net of issuance costs and accretion	$3,944,206	$—
Conversion of Notes and accrued interest to common shares	$616,487	$—
Transfer of inventory to property and equipment	$183,219	$—
Issuance of preferred class A units for acquisition	$—	$774,976